Exhibit 4.27

                     SERIES A WARRANT AGREEMENT

      SERIES A WARRANT AGREEMENT, dated as of October 20, 2000 (this "Agreement"), is by and among TOKHEIM CORPORATION, an Indiana corporation (the "Company"), and the holders (the "Holders") of Series A Warrant Certificates (together with any certificates issued in replacement or substitution therefor, the "Warrant Certificates") referred to below.

      WHEREAS, in connection with the New Credit Agreement, dated as of October 20, 2000 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "New Credit Agreement"), by and among the Company, various subsidiaries of the Company as borrowers, various financial institutions (the "Lenders"), AmSouth Bank as documentation agent and ABN AMRO Bank N.V. as administrative agent, the Company has agreed to issue certain warrants (the "Warrants") evidenced by the Warrant Certificates in the form of Exhibit A hereto to purchase shares of the Company's Common Stock, no par value (the "Common Stock"), at the exercise price of $0.01 per share (the "Exercise Price") from the Original Issuance Date until October 20, 2005 (the "Exercise Period"), pursuant to the terms of such Warrants;

      WHEREAS, the Company and the Holders desire to set forth certain agreements relating to the Warrants and the Common Stock issuable upon exercise thereof.

      NOW, THEREFORE, in consideration of the foregoing and the covenants of the parties set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the terms and conditions set forth herein, the parties hereby agree as follows:

            Section 1. Registration. The Company shall register each Warrant upon records to be maintained by the Company for that purpose in the name of the record holder of such Warrant from time to time. The Company may deem and treat the registered Holder of each Warrant as the absolute owner thereof for the purpose of any exercise thereof, any distribution to the Holder thereof and for all other purposes.

            Section 2. Transfers and Exchanges of Warrants and Warrant
Shares.

                  (a) Registration of Transfers and Exchanges. The Company shall register the transfer of any Warrants upon records to be maintained by the Company for that purpose upon surrender of a Warrant Certificate, with the Form of Assignment attached thereto appropriately completed and duly signed, to the Company at the office specified in or pursuant to Section 3(c). Upon any such registration of transfer, a new Warrant Certificate, in substantially the form of Exhibit A hereto, evidencing the Warrants so transferred shall be issued to the transferee and a new Warrant Certificate, in similar form, evidencing the remaining Warrants not so transferred, if any, shall be issued to the then registered Holder thereof.

                  (b) Warrants Exchangeable for Different Denominations. Each Warrant Certificate is exchangeable, upon the surrender thereof by the Holder thereof at the office of the Company specified in or pursuant to
Section 3(c), for new Warrant Certificates, in substantially the form of Exhibit A hereto, evidencing in the aggregate the right to purchase the number of Warrant Shares which may then be purchased thereunder, each of such new Warrant Certificates to be dated the date of such exchange and to represent the right to purchase such number of Warrant Shares as shall be designated by said Holder thereof at the time of such surrender.

            Section 3. Duration and Exercise of Warrants.

                  (a) Exercise. Each Warrant shall be exercisable by the registered Holder thereof on any business day during the Exercise Period.

                  (b) Ratio. Subject to the provisions of the Warrant Certificates and this Agreement, including adjustments to the number of Warrant Shares issuable on the exercise of each Warrant and to the Exercise Price pursuant to Section 7, the Holder of each Warrant during the Exercise Period shall have the right to purchase from the Company (and the Company shall be obligated to issue and sell to such holder of a Warrant) at the Exercise Price one fully paid Warrant Share which is non-assessable.

                  (c) Payment of Exercise Price. Subject to Sections 4, 8 and 10, upon surrender of each Warrant Certificate, with the Form of Election to Purchase attached thereto duly filled in and signed, to the Company at its office at 10501 Corporate Drive, Fort Wayne, Indiana 46845,
Attention: Chief Financial Officer, or at such other address as the Company may specify in advance in writing to the then registered holder of the Warrants, and upon either (i) payment of the Exercise Price multiplied by the number of Warrant Shares then issuable upon exercise of the Warrants being exercised in lawful money of the United States of America or (ii) notice by the registered Holder of the Warrant Certificate of its election to exercise the Warrants evidenced by such Warrant Certificate on a cashless basis in the manner described in subsection (d) of this Section 3, all as specified by the Holder of the Warrant Certificate in the Form of Election to Purchase, the Company shall promptly issue and cause to be delivered to or upon the written order of the registered Holder of such Warrants, and in such name or names as such registered Holder may designate, one or more certificates for the Warrant Shares issued upon such exercise of such Warrants. Any Person so designated to be named therein shall be deemed to have become Holder of record of such Warrant Shares as of the Date of Exercise of such Warrants.

            The "Date of Exercise" of any Warrant means the date on which the Company shall have received (i) the Warrant Certificate representing such Warrants, with the Form of Election to Purchase attached thereto appropriately completed and duly signed, and (ii) unless the Holder of such Warrant Certificate makes the election described in subsection (d) of this
Section 3, payment of the Exercise Price for such Warrant in cash (by check or by wire transfer).

                  (d) Cashless Exercise. In lieu of paying the Exercise Price upon exercise of the Warrants, the Holder of any Warrant Certificate may elect to receive a number of Warrant Shares whose aggregate Market Price as of the Date of Exercise is equal to the fair value of such Warrant Certificate (or the portion hereof evidencing the number of Warrants then being exercised) on such date, in which event the Company shall issue to the Holder of such Warrant Certificate, upon receipt of notice of such election, a number of Warrant Shares equal to (i) the number of Warrant Shares that would otherwise be issuable upon payment of the Exercise Price of the Warrants then being exercised minus (ii) the number of shares of Common Stock having an aggregate Market Price equal to the product obtained by multiplying the Exercise Price by the number of Warrant Shares otherwise issuable upon payment of the Exercise Price of the Warrants then being exercised.

                  (e) Partial Exercise. The Warrants evidenced by each Warrant Certificate shall be exercisable, either as an entirety or, from time to time, for only part of the number of Warrants evidenced by such Warrant Certificate. If less than all of the Warrants evidenced by any Warrant Certificate are exercised at any time, the Company shall promptly issue, at its expense, to the relevant Holder, a new Warrant Certificate, in substantially the form of the surrendered Warrant Certificate, for the remaining number of Warrants evidenced by such Warrant Certificate.

            Section 4. Payment of Taxes. The Company will pay all transfer and stock issuance taxes attributable to the issuance of the Warrants and the Warrant Shares; provided, however, that the Company shall not be required to pay any tax in respect of the transfer of Warrants, or the issuance or delivery of certificates for Warrant Shares or other securities in respect of the Warrant Shares upon the exercise of Warrants, to a Person other than a then existing registered Holder of Warrants or an Affiliate of such registered Holder.

            Section 5. Mutilated or Missing Warrant Certificate. If a Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Company will, upon request by the registered Holder of such Warrant Certificate, promptly issue to such Holder, in exchange for and upon cancellation of the mutilated Warrant Certificate, or in substitution for the lost, stolen or destroyed Warrant Certificate, a new Warrant Certificate, in substantially the form of the replaced Warrant Certificate, of like tenor and representing the equivalent number of Warrants, but, in the case of loss, theft or destruction, only upon receipt of an affidavit of loss or other evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant Certificate and, if requested by the Company, a written agreement of indemnity from the Holder reasonably satisfactory to the Company.

            Section 6. Reservation, Listing and Issuance of Warrant Shares.

                  (a) Available Warrant Shares. The Company will at all times have authorized, and reserve and keep available, free from preemptive rights, for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of Warrant Shares issuable upon exercise of the Warrants.

                  (b) Adjustments Below Par. Before taking any action which could cause an adjustment pursuant to Section 7 reducing the Exercise Price below the then par value (if any) of the Warrant Shares, the Company will take any corporate action which may be necessary in order that the Company may validly and legally issue at the Exercise Price as so adjusted Warrant Shares that are fully paid and non-assessable.

                  (c) Warrant Shares Duly Authorized. The Company covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Agreement, be (i) duly authorized, validly issued, fully paid and non-assessable, and (ii) free from all taxes with respect to the issuance thereof and from all adverse claims, liens, pledges, encumbrances, charges and security interests created by the Company.

            Section 7. Adjustments of Price and Number of Warrant Shares.

                  (a) Adjustment of Number of Warrant Shares Issuable. Upon each adjustment of the Exercise Price pursuant to this Section 7, the Holder of a Warrant shall be entitled to purchase, at the Exercise Price in effect after such adjustment, a number of Warrant Shares equal to the amount obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of such Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

                  (b) Adjustment of Price upon Issuance of Common Stock. If and whenever after the date hereof, the Company shall issue or sell any shares of Common Stock for a consideration per share less than 100% of the Market Price (as hereinafter defined) at the time of such issue or sale, then forthwith upon such issue or sale, the Exercise Price shall be reduced to the price determined as follows: by multiplying the then existing Exercise Price by a fraction (A) the numerator of which shall be the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered would purchase at the current Market Price and (B) the denominator of which shall be the number of shares of Common Stock Deemed Outstanding plus the number of shares of Common Stock to be offered for issue or sale.

                  (c) Additional Adjustments. For the purposes of subsection (b) of this Section, the following clauses shall also be applicable:

                       (i) Issuance of Rights or Options. If at any time the Company shall grant (whether directly or by assumption in a merger in which the Company is the surviving Company or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Market Price in effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share, and the Exercise Price shall be adjusted in accordance with Section
      7(b). Except as provided in clause (iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible
      Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities. For the purposes of this clause (i), the price per share for which Common Stock is issuable upon the exercise of any such rights or options or upon conversion or exchange of any such Convertible Securities shall be determined by dividing (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such rights or options, plus, in the case of such rights or options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options.

                       (ii) Issuance of Convertible Securities. If the Company shall issue (whether directly or by assumption in a merger in which the Company is the surviving corporation or otherwise) or sell any Convertible Security, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined as provided below) shall be less than the Market Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to have been issued for such price per share, and the Exercise Price shall be adjusted in accordance with Section 7(b), provided that (A) except as provided in clause (iii) of this subsection, no further adjustments of any Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and
      (B) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of any Exercise Price have been or are to be made pursuant to other provisions of this subsection (c), no further adjustment of any Exercise Price shall be made by reason of such issue or sale. For the purposes of this clause (ii), the price per share for which Common Stock is issuable upon conversion or exchange of Convertible Securities shall be determined by dividing (C) the total amount, if any, received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (D) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities.

                       (iii) Readjustments. If the purchase price provided for in any rights or options referred to in clause (i) above, or the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or (ii) above, or the rate at which any Convertible Securities referred to in clause (i) or (ii) above are convertible into or exchangeable for Common Stock, shall be reduced, then the Exercise Price in effect at the time of such event shall forthwith be readjusted to the Exercise Price which would have been in effect at such time had such rights, options or Convertible Securities then outstanding provided for such reduced purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold. On the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Exercise Price and number of Warrant Shares issuable pursuant hereto then in effect shall be readjusted to the Exercise Price and number of Warrant Shares which would have been in effect at the time of such expiration or termination had such warrant, right, option or Convertible Security never been issued, and the shares of Common Stock issuable thereunder shall no longer be Common Stock Deemed Outstanding.

                       (iv) Consideration for Stock. If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith.
      If any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined reasonably and in good faith by the board of directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. If the Company shall declare or pay a dividend or make any other distribution upon any stock of the Company payable in Common Stock, Convertible Securities or options, warrants or rights to purchase Common Stock or Convertible Securities, the securities issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration. If any shares of Common Stock or Convertible Securities or any rights or options to purchase such shares of Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation), the amount of consideration therefor shall be deemed to be the fair value as determined reasonably and in good faith by the board of directors of the Company or such portion of the assets and business of the non-surviving corporation as such board may reasonably and in good faith determine to be attributable to such shares of Common Stock, Convertible
      Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another entity or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any entity, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of such entity computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of such entity, and if any such calculation results in adjustment of the Exercise Price in accordance with
      Section 7(b), the determination of the number of shares of Common Stock issuable upon exercise of the Warrants immediately prior to such merger, consolidation or sale, for purposes of Section 7(e), shall be made after giving effect to such adjustment of the Exercise Price.

                       (v) Record Date. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them
      (A) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities or (B) to rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right, as the case may be.

                       (vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Section 7.

                  (d) Subdivision or Combination of Stock; Other Distributions. If the Company shall at any time subdivide (whether by stock split, stock dividend, recapitalization or otherwise) the outstanding shares of any equity securities into a greater number of shares or pay a dividend or make a distribution to holders of any equity securities in the form of Common Stock, the Exercise Price in effect immediately prior to such subdivision, payment or distribution shall be proportionately reduced; conversely, if the outstanding shares of Common Stock shall be combined into a smaller number of shares (whether by reverse stock split or otherwise), the Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (e) Adjustments for Consolidation, Merger, Sale of Assets, Reorganization, etc. If the Company (i) consolidates with or merges into any other entity and is not the continuing or surviving corporation of such consolidation or merger, or (ii) permits any other entity to consolidate with or merge into the Company and the Company is the continuing or surviving corporation but, in connection with such consolidation or merger, the Common Stock is changed into or exchanged for stock or other securities of any other corporation or cash or any other assets, or (iii) transfers all or substantially all of its properties and assets to any other entity, or (iv) effects a recapitalization, capital reorganization or reclassification of the capital stock of the Company in such a way that holders of Common Stock shall be entitled to receive stock, securities, cash or assets with respect to or in exchange for Common Stock (each of the transactions referred to in the foregoing clauses (i) through (iv) being an "Organic Change"), then, and in each such case, proper provision shall be made in form and substance reasonably satisfactory to the Holders so that, upon the basis and upon the terms and in the manner provided in this subsection (f), the holder of this Warrant Certificate, upon the exercise of each Warrant at any time after the consummation of such Organic Change, shall be entitled to receive (at the aggregate Exercise Price in effect for all Warrant Shares issuable upon such exercise immediately prior to such consummation as adjusted to the time of such transaction), in lieu of shares of Common Stock issuable upon such exercise prior to such consummation, the stock and other securities, cash and assets to which such holder would have been entitled upon such consummation if such holder had so exercised such Warrant immediately prior thereto (subject to adjustments subsequent to such corporate action as nearly equivalent as possible to the adjustments provided for in this Section 7).

                  (f) Notice of Adjustment. Upon any adjustment of any Exercise Price, then and in each such case the Company shall promptly deliver a notice to the registered holder of the Warrants, which notice shall state the Market Price, if any adjustment depends upon a determination of Market Price, and the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of each Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                  (g)  Other Notices.  In case at any time:

                       (i)   the Company shall declare any cash
      dividend on its Common Stock;

                       (ii) the Company shall pay any dividend payable in stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                       (iii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                       (iv) the Company shall authorize to all holders of its Common Stock the distribution of evidence of its indebtedness or assets (other than cash dividends or cash distributions payable out of earnings or earned surplus or dividends payable in Common
      Stock);

                       (v)   there shall be any Organic Change;

                       (vi) there shall be a voluntary or involuntary dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, or winding up of the Company; or

                       (vii) the Company proposes to take any other action or an event occurs which would require an adjustment of the Exercise
      Price pursuant to subsection (j) of this Section 7;

then, in any one or more of said cases, the Company shall give written notice, addressed to the holder of each Warrant Certificate at the address of such holder as shown on the books of the Company, of (1) the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (2) the date (or, if not then known, a reasonable approximation thereof by the Company) on which such Organic Change or other action or event, as the case may be, shall take place (or, in the case of clause (vi) above, the date on which the relevant action or event took place). Such notice shall also specify (or, if not then known, reasonably approximate) the date as of which the holders of Common Stock of record shall participate in such dividends, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Organic Change, dissolution, liquidation, bankruptcy, assignment for the benefit of creditors, winding up, or other action or event, as the case may be. Such written notice shall be given at least twenty days prior to the action in question and not less than twenty days prior to the record date or the date on which the Company's transfer books are closed in respect thereto; provided, that no advance notice need be given of any event or action specified in clause (vi) above, but the Company shall give notice of such event as promptly thereafter as practicable.

                  (h) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company shall appoint, at its sole cost and expense, a firm of independent certified public accountants (which may be the regular auditors of the Company) of recognized national standing, which shall give their opinion upon the adjustment, if any, on a basis consistent with the basic intent and principles established in the other provisions of this
Section 7, necessary to preserve, without dilution, the exercise rights of the registered holders of the Warrant Certificates. Upon receipt of such opinion, the Company shall forthwith make the adjustments described therein.

                  (i) Certain Exceptions to Antidilution Protection. Notwithstanding anything to the contrary in this Section 7, there shall be no adjustment to the Exercise Price or to the number of Warrant Shares issuable upon exercise of the Warrants: (i) in connection with the sale or issuance of the warrant certificates for an initial aggregate of 678,334 shares of Common Stock issued to the Lenders (or their Affiliates) under the New Credit Agreement on the Original Issuance Date and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any such warrants, or any adjustment to the number of shares issuable pursuant thereto in accordance with the terms of any thereof; (ii) upon any exercise of the Other Warrants in accordance with the terms thereof in effect on the Original Issuance Date and all warrants issued upon the partial exercise, transfer or division of, or in substitution for, any such warrants, or any adjustment to the number of shares issuable under the Other Warrants pursuant to the terms thereof as in effect on the Original Issuance Date; (iii) upon exercise of any Convertible Security outstanding on the Original Issuance Date; (iv) upon exercise of any options under the Management Option Plan; or (iv) upon the issuance of any other securities as contemplated by the Plan, including the new Series A Senior Preferred Stock or the new Common Stock (each as described therein).

                  (j) Other Securities. If at any time, as a result of an adjustment made pursuant to this Section 7, any holder of Warrants shall become entitled to purchase any securities of the Company other than shares of Common Stock, the number or amount of such other securities so purchasable and the consideration for such securities shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained in this Section 7 hereof.

            Section 8. No Stock Rights. No holder of any Warrant Certificate, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained herein be construed to confer upon the Holder of any Warrant Certificate, as such, the rights of a stockholder of the Company or the right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends (except as provided herein) or subscription rights or otherwise, until the Date of Exercise of the Warrants shall have occurred.

            Section 9. Fractional Shares. The Company shall not be required to issue fractions of Warrant Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Warrant Shares. As to any fractional share of Common Stock which the Holder would otherwise be entitled to subscribe for from the Company upon such exercise, the Company shall purchase from the Holder such unissued fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the then-Market Price determined in accordance with the terms of this Agreement. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise.

            Section 10.No Registration under Securities Act. Neither the Warrants nor the Warrant Shares have been registered under the Securities Act, but they have been issued pursuant to a valid exemption from the Securities Act pursuant to Section 1145 of the Bankruptcy Code. The Holder of each Warrant Certificate, by acceptance thereof, represents that it is acquiring the Warrants to be issued to it for its own account and not with a view to the distribution thereof, and agrees not to sell, transfer, pledge or hypothecate any Warrants or any Warrant Shares unless a registration statement is effective for such Warrants or Warrant Shares under the Securities Act or in the opinion of such holder's counsel (a copy of which opinion shall be delivered to the Company) such transaction is exempt from the registration requirements of the Securities Act; provided that Warrants and Warrant Shares issued to such Holder may be transferred to any Affiliate of such Holder, without any such registration (to the extent permitted by law) or opinion, subject to the foregoing restriction on any further sale, transfer, pledge or hypothecation by such Affiliate.

            Section 11. Certain Definitions. The following terms have the meanings set forth below:

            "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

            "Common Stock" is defined in the second paragraph hereof.

            "Common Stock Deemed Outstanding" means, at any given time, (x) the number of shares of Common Stock actually outstanding at such time, plus (y) the number of shares of Common Stock issuable pursuant to any outstanding Convertible Securities, or rights or options to purchase Common Stock or Convertible Securities but only to the extent such Convertible Securities, rights or options are In the Money at such time.

            "Company" is defined in the first paragraph hereof.

            "Convertible Securities" is defined in Section 7(c)(i).

            "Date of Exercise" is defined in Section 3(c).

            "Exercise Period" is defined in the second paragraph hereof.

            "Exercise Price" is defined in the second paragraph hereof.

            "Holder" is defined in the first paragraph hereof.

            "In the Money" means, as to any Convertible Securities or rights or options to purchase Common Stock or Convertible Securities at any time, that such Convertible Securities, rights or options have a conversion price, exercise price or similar price per share of Common Stock that is less than the Market Price as of the date of determination.

            "Lenders" are defined in the second paragraph hereof.

            "Management Option Plan" shall mean that certain management option plan to be entered into on the Original Issuance Date.

            "Market Price" shall mean the average of the daily closing prices per share of the Common Stock for the ten consecutive trading days immediately preceding the day as of which "Market Price" is being determined (exclusive of "ex-dividend" and similar dates) provided, however, that (i) Market Price shall be the closing price per share of the Common Stock of the Company on the date of issuance with respect to the issuance of options to purchase Common Stock of the Company issued to directors, officers or employees of the Company and (ii) Market Price shall be the closing price per share of the Common Stock of the Company on the date the underwriting agreement is executed with respect to any bona fide underwritten public offering of the Common Stock of the Company involving net cash proceeds to the Company of at least $1,000,000. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if the shares are not so listed or admitted to trading, on the National Market System of NASDAQ or, if prices for the shares are not quoted on such National Market System, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or through a similar organization if NASDAQ is no longer reporting such information. If shares of the Common Stock are not listed or admitted to trading on any exchange or quoted through NASDAQ or any similar organization, the "Market Price" shall be deemed to be the higher of (x) the book value of a share of the Common Stock as determined by any firm of independent certified public accountants of recognized national standing, selected by the board of directors of the Company, as at the last day of any month ending within sixty days preceding the date as of which the determination is to be made and (y) the fair value thereof determined in good faith by a nationally recognized independent investment banking firm selected by the Company and reasonably acceptable to the holders of a majority of the Warrants as of a date which is within 30 days of the date as of which the determination is to be made (the fees and expenses of such independent certified public accountants and independent investment banking firm to be paid by the Company); provided, however, that in the case of any determination of Market Price pursuant to this sentence, the Market Price shall not be less than the amount of the consideration per share received by the Company in respect of the most recent sale, transfer or other issuance of Common Stock by the Company (other than as a result of the exercise of any option or warrant or the conversion of any Convertible Security) in an arms' length transaction to an unaffiliated third party within the 90-day period immediately preceding the date as to which the determination is to be made.

            Anything herein to the contrary notwithstanding, if the Company shall issue any shares of Common Stock or Convertible Securities or rights or options to purchase Common Stock or Convertible Securities in connection with the acquisition by the Company of the stock or assets of any other corporation or the merger of any other corporation into the Company, the Market Price shall be determined in the manner described in this definition as of the date the number of shares of Common Stock, Convertible Securities (or in the case of Convertible Securities other than stock, the aggregate principal amount of Convertible Securities), rights or options was determined (as set forth in a written agreement between the Company and the other party to the transaction) rather than on the date of issuance of such shares of Common Stock, Convertible Securities, rights or options.

            "New Credit Agreement" is defined in the second paragraph hereof.

            "Organic Change" is defined in Section 7(e).

            "Original Issuance Date" means October 20, 2000.

            "Other Warrants" shall mean (i) the 5 year Warrants to purchase 555,556 shares at an exercise price of $30.00 per share, and (ii) the 6 year Warrants to purchase and aggregate amount of 549,451 shares at an exercise price of $2.14 per 0.0432685 shares, in each case as contemplated by the Plan.

            "Person" means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

            "Plan" shall mean the Joint Prepackaged Plan of Reorganization of Tokheim Corporation and its subsidiary debtors as filed with and approved by the United States Bankruptcy Court for the District of Delaware.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Warrant" is defined in the second paragraph hereof.

            "Warrant Certificate" is defined in the first paragraph hereof.

            "Warrant Share" means the Common Stock issuable upon the exercise of the Warrants.

            Section 12.  Miscellaneous.

                  (a) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Indiana.

                  (b) Entire Agreement. This Agreement, together with the Warrant Certificates, constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                  (c) Amendment. No supplement, modification, waiver or termination of this Agreement (including without limitation any amendment or modification of any defined term used herein which is defined in any other agreement or instrument referred to herein) shall be binding against any Person unless executed in writing by such Person or a predecessor-in-interest of such Person.

                  (d) Notices, etc. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as a notice) required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received when delivered in person, when sent by fax with receipt acknowledged, five (5) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested. Notices shall be addressed as follows: (x) if to any Holder, at such address or fax number as such Holder shall have furnished the Company in writing (or, if such Holder is a Lender, at such Holder's address set forth in the New Credit Agreement), or (y) if to the Company, at the address or fax number of its principal executive offices set forth below its signature hereon or at such other address or fax number as the Company shall have furnished to the Holders. Any notice or other communication required to be given hereunder to a Holder in connection with a registration may instead be given to the designated representative of such Holder.

                  (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by fewer than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

                  (f) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

                  (g) Captions. Captions are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

                  (h) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement that are for the Lenders as Holders of Warrant Certificates are also for the benefit of, and shall be enforceable by, all subsequent holders of Warrant Certificates.

                  (i) Remedies. The Company and the Holders acknowledge that there would be no adequate remedy at law if any Person fails to perform any of its obligations hereunder, and accordingly agree that the Company and each Holder, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of another party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.


      IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                       TOKHEIM CORPORATION


                       By:
                           -------------------------------------
                             Name:
                             Title:

                       10501 Corporate Drive
                       Fort Wayne, Indiana 46845

                       Attention: Chief Financial Officer
                       Facsimile: (219) 484-1110


                       BANK ONE, INDIANA, NATIONAL ASSOCIATION


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       CREDIT LYONNAIS NEW YORK BRANCH


                       By:
                           -------------------------------------
                             Name:
                             Title:




                       BANKERS TRUST COMPANY


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       ABN AMRO BANK N.V.


                       By:
                           -------------------------------------
                             Name:
                             Title:

                       By:
                           -------------------------------------
                             Name:
                             Title:



                       CREDIT AGRICOLE INDOSUEZ


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       By:
                           -------------------------------------
                             Name:
                             Title:




                       CREDIT INDUSTRIEL ET COMMERCIAL


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

                       By: Eaton Vance Management, as Investment Advisor

                       By:
                           -------------------------------------
                             Name:
                             Title:


                       OAKTREE CAPITAL MANAGEMENT, LLC


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       OXFORD STRATEGIC INCOME FUND

                       By: Eaton Vance Management, as Investment Advisor


                       By:
                           -------------------------------------
                             Name:
                             Title:




                       OAKTREE CAPITAL MANAGEMENT, LLC, as general partner and/or investment manager of certain funds and accounts it manages



                       By:
                           -------------------------------------
                             Name:
                             Title:


                       By:
                           -------------------------------------
                             Name:
                             Title:




                       OCTAGON LOAN TRUST

                       By: Octagon Credit Investors, as Manager


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       OCTAGON INVESTMENT PARTNERS II, LLC


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       FINOVA CAPITAL CORPORATION


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       BANK POLSKA KASA OPIEKI S.A. - PEKAO S.A.
                       GROUP, NEW YORK BRANCH


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       SENIOR DEBT PORTFOLIO


                       By: Boston Management and Research,
                           as Investment Advisor


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       EATON VANCE SENIOR INCOME TRUST

                       By:  Eaton Vance Management, as Investment Advisor


                       By:
                           -------------------------------------
                             Name:
                             Title:


                       AMSOUTH BANK


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       ARES LEVERAGED INVESTMENT FUND II, L.P.

                       By: ARES Management II, L.P. its General Partner


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       BEAR, STEARNS & CO. INC.

                       By:
                           -------------------------------------
                             Name:
                             Title:



                       WHIPPOORWILL/TOKHEIM
                       OBLIGATIONS TRUST- 2000


                       By:  Whippoorwill Associates, Incorporated, as its
                           Investment Representative and Advisor


                       By:
                           -------------------------------------
                             Name:
                             Title:



                       BARCLAYS BANK PLC


                       By:
                           -------------------------------------
                             Name:
                             Title:




                                                                     EXHIBIT A

                   [FORM OF FACE OF WARRANT CERTIFICATE]

WARRANT NO. _____
                                                  NUMBER OF WARRANT(S): _____

                            TOKHEIM CORPORATION


                        SERIES A WARRANT CERTIFICATE


Dated as of October [o], 2000


Series A Warrants to Purchase Common Stock


            This certifies that ____________ or registered assigns (the "Holder"), is the registered owner of the number of warrants set forth above (the "Warrants"), each of which represents the right, at any time after ________________ (the "Original Issuance Date") and on or before 5:00 p.m., Chicago, Illinois time, on ______________ (the "Exercise Period"), to purchase from Tokheim Corporation, an Indiana corporation (the "Company"), at the price per share of $_____ (the "Exercise Price") or by the cashless exercise provisions of section 3(d) of the Warrant Agreement (as defined below), one share of Common Stock, no par value, of the Company as such stock was constituted as of the Original Issuance Date, subject to adjustment as provided in the Warrant Agreement hereinafter referred to, upon surrender hereof, with the subscription form on the reverse hereof duly executed, by hand or by mail to the Company, and simultaneous payment in full (by certified or official bank or bank cashier's check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company) of the Exercise Price in respect of each Warrant represented by this Warrant Certificate that is so exercised, all subject to the terms and conditions hereof and of the Warrant Agreement.

            Upon any partial exercise of the Warrants represented by this Warrant Certificate, there shall be issued to the holder hereof a new Warrant Certificate representing the Warrants that were not exercised.

            No fractional shares may be issued upon the exercise of rights to purchase hereunder, and as to any fraction of a share otherwise issuable, the Company will make a cash payment in lieu of such issuance, as provided in the Warrant Agreement.

            This Warrant Certificate is issued under and in accordance with a Warrant Agreement, dated as of October [o], 2000 (the "Warrant Agreement"), between the Company and the Purchasers signatory thereto, and is subject to the terms and provisions contained therein. The Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the registered holders of the Warrants. The Holder of this Warrant Certificate consents to all terms and provisions of the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Company and may be obtained by writing to the Company as described below.

            All notices, requests, demands and other communications relating to this Warrant Certificate shall be in writing, including by facsimile, addressed (a) if to the registered owner hereof, to it at the address furnished by the registered owner to the Company, and (b) if to the Company, to it at 10501 Corporate Drive, Fort Wayne, Indiana 46845, facsimile no.: (219) 484-1110, Attention: Chief Financial Officer, or to such other address as any party shall notify the other party in writing, and shall be effective, in the case of written notice by mail, three days after placement into the mails (first class, postage prepaid), and in the case of notice by facsimile, on the same day as receipt is confirmed.

            This Warrant Certificate shall be binding upon and inure to the sole and exclusive benefit of the Company, its successors and assigns, the registered Holder or Holders from time to time of the Warrants and the Warrant Shares.

            This Warrant Certificate shall be construed in accordance with and governed by the internal laws of the State of Indiana.

            REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.


Dated:  __________, 2000


TOKHEIM CORPORATION
By:
    -------------------------------------
      Name:
      Title:




                  [FORM OF REVERSE OF WARRANT CERTIFICATE]
                            TOKHEIM CORPORATION

            The transfer of this Warrant Certificate and all rights hereunder is registrable by the registered holder hereof, in whole or in part, on the register of the Company upon surrender of this Warrant Certificate at the office or agency of the Company, duly endorsed or accompanied by a written instrument of transfer duly executed and in form satisfactory to the Company by the registered holder hereof or his attorney duly authorized in writing and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer or registration thereof. Upon any partial transfer the Company will cause to be delivered to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

            This Warrant Certificate may be exchanged at the office or agency of the Company for Warrant Certificates representing the same aggregate number of Warrants, each new Warrant Certificate to represent such number of Warrants as the Holder hereof shall designate at the time of such exchange.

            Prior to the exercise of the Warrants represented hereby, the Holder of this Warrant Certificate, as such, shall not be entitled to any rights of a stockholder of the Company, including, but not limited to, the right to vote, to receive dividends or other distributions, to exercise any preemptive right or to receive any notice of meetings of stockholders, and shall not be entitled to receive notice of any proceedings of the Company except as provided in the Warrant Agreement. Nothing contained herein shall be construed as imposing any liabilities upon the Holder of this Warrant Certificate to purchase any securities or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

            This Warrant Certificate shall be void and all rights
represented hereby shall cease unless exercised before the close of business on
             -----------------.

            Witness the facsimile seal of the Company and the signature of its duly authorized officer.



                        FORM OF ELECTION TO PURCHASE

(To be executed by the holder of Warrants if such holder desires to exercise Warrants evidenced by the foregoing Warrant Certificate)

To Tokheim Corporation:

            The undersigned hereby irrevocably elects to exercise ____________ Warrants evidenced by the foregoing Warrant Certificate for, and to [purchase thereunder, _______________ shares of Common Stock issuable upon exercise of said Warrants and delivery of $___________ (in cash as provided for in the foregoing Warrant Certificate) and any applicable taxes payable by the undersigned pursuant to such Warrant Certificate.][receive, in accordance with Section 3(d) of the Warrant Agreement, ______ shares of Common Stock issuable upon exercise of said Warrants and delivery of any applicable taxes payable by the undersigned pursuant to such Warrant Agreement].

            The undersigned requests that certificates for such shares be issued in the name of _______________________________.

PLEASE INSERT SOCIAL
SECURITY OR TAX
IDENTIFICATION NUMBER

----------------------------------
----------------------------------
----------------------------------
(Please print name and address)

            If said number of Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so exercised be issued in the name of and delivered to

----------------------------------
----------------------------------
----------------------------------
(Please print name and address)

Dated:                ,        Name of holder of Warrant
        --------------  -----  (Print:)
                                        -------------------------------
                               (By:)
                                        -------------------------------
                               (Title:)
                                        -------------------------------



                             FORM OF ASSIGNMENT


            FOR VALUE RECEIVED, _________________________________
hereby sells, assigns and transfers to each assignee set forth below all of the rights of the undersigned in and to the number of Warrants (as defined in and evidenced by the foregoing Warrant Certificate) set opposite the name of such assignee below and in and to the foregoing Warrant Certificate with respect to said Warrants and the shares of Common Stock issuable upon exercise of said Warrants:

Name of Assignee              Address           Number of Warrants
----------------              -------           ------------------





            If the total of said Warrants shall not be all the Warrants evidenced by the foregoing Warrant Certificate, the undersigned requests that a new Warrant Certificate evidencing the Warrants not so assigned be issued in the name of and delivered to the undersigned.

                                    Name of holder of Warrant


                                    (Print:)
                                             ---------------------------------